EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Cemtrex, Inc. (the “Company”) on Form 10-Q for the quarter ended June 30, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Renato Dela Rama, Vice President of Finance and Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Renato Dela Rama.
Renato Dela Rama
Vice President of Finance and Principal Financial Officer
Dated: August 14, 2018